Exhibit 99.2

Applied UV Appoints Sales Veteran Robert Berger as Vice President of Global Sales

MOUNT VERNON, NY / ACCESSWIRE / December 10, 2020 / Applied UV, Inc. (NASDAQ:AUVI) ("Applied UV" or the "Company"), an infection prevention technology company that applies the power of narrow-range ultraviolet light ("UVC") to destroy pathogens safely, thoroughly, and automatically, today announced that Robert Berger joined the Company as Vice-President Global Sales on December 7, 2020. As part of the executive leadership and reporting to the Chief Operating Officer, Berger brings more than two decades of sales leadership, business development and general management experience to lead Applied UV's sales team.

Berger has a wealth of technology industry experience and is an established leader having built and led top-performing sales, sales engineering and professional services delivery teams. Berger also has a successful history of implementing sales, partner, branding and marketing initiatives, enabling growth and roll out of new products, services and markets.

"Rob's impressive track record of successful sales leadership combined with his history of building commercial teams demonstrates the right combination of strategic and operational experience required to lead our global sales organization through the next phase of our growth," said, Q Saeed, CEO of Applied UV. "His experience scaling high-growth businesses, building winning teams, and opening new markets is ideal for Applied UV's current go-to- market strategy. I look forward to his partnership on our executive leadership team as we seek to accelerate the next phase of the company's transformation by extending our reach into new and growing markets."

Commenting on his appointment, Berger stated, "I am both humbled and thrilled to be on the executive team at AUVI and to have the opportunity to help drive the company's success. The variety of markets and applications that can benefit from our patented technologies are numerous, and its truly exciting to think about the various go-to-market strategies. Both thoughtful execution and intentional partnerships will undoubtedly accelerate our expansion into new applications of our technologies; via compelling solutions that provide our clients with the most cost-effective platform for infection prevention on the market.

About Robert Berger:

Berger most recently served as vice president of strategy and go-to -market at Zivaro, Inc., a provider of consulting and technology services, where he successfully refactored the analytics business via an organizational realignment and go-to-market strategy; that led to significant revenue growth and margin expansion. During his tenure at Zivaro, Berger's sales performance and related strategic initiatives were recognized with awards for Manager of the Year, Enterprise Sales Team of the Year, Community Volunteer of the Year and Presidents Club.

Prior to Zivaro, Berger was a Managing Director at Hughes Cloud Services, where he was recruited by the president to build the business plan, go-to-market strategy, and branding with overall responsibility for sales, marketing, partner, product, and corporate development. Before joining Hughes Cloud Services, he served in executive sales leadership roles for numerous companies, including Credera Inc., Viawest, Inc. and T-Mobile USA.

Berger was a past Board Chair Associate Board of Directors for Big Brothers Big Sisters of Colorado and has served on numerous steering committees of the Colorado Technology Association. He is a graduate of the University of Colorado, Boulder and holds a bachelor's degree in International Affairs.

About Applied UV

Applied UV is focused on the development and acquisition of technology that address infection prevention in the healthcare, hospitality, commercial and residential markets. Our products utilize disinfection technology that applies the power of UVC to destroy pathogens safely, thoroughly, and automatically. The Company's SteriLumen technology was tested at an independent laboratory that found the SteriLumen mirror and drain to be greater than 97% and 99.99%, respectively, effective in killing the OC43 human coronavirus, a strain of human coronavirus that is genetically similar to SARS-CoV-2. According to the independent laboratory, it is expected that SARS-CoV-2, the virus that causes COVID-19 will be killed in a similar manner to OC43. The Company has two wholly owned subsidiaries; SteriLumen, Inc. ("SteriLumen") and Munn Works, LLC ("Munn Works"). SteriLumen develops disinfection devices and technology that combat health care acquired infections (HAIs). We formed a team to solve and patent a product and process to neutralize pathogens providing a compelling solution for the hospitality space and a solid path to entering the healthcare market. MunnWorks manufactures fine mirrors specifically for the hospitality industry. Our goal, at Munn Works, is to contribute to the creation of what our design industry clients seek: manufacturing extraordinary framed mirrors.

For more information about Applied UV, Inc., and its subsidiaries, please visit the following websites: https://www.applieduvinc.com/; https://sterilumen.com/; and, https://munnworks.com/.

Forward-Looking Statements

The information contained herein may contain "forward-looking statements." Forward-looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of Applied UV concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Applied UV Investor Relations

TraDigital IR

Kevin McGrath
TraDigital IR
+1-646-418-7002
kevin@tradigitalir.com

SOURCE: Applied UV, Inc.